Exhibit 99.1

Spectrum Brands, Inc. 3001 Deming Way Middleton, WI 53562 P.O. Box 620992 Middleton, WI 53562 (608) 275-3340

FOR IMMEDIATE RELEASE	Investor/Media Contact: Dave Prichard 608.278.6141

Spectrum Brands Announces Pricing of Senior Notes Offering

Middleton, WI, December 1, 2014 – Spectrum Brands Holdings, Inc. (NYSE: SPB) announced today that its wholly owned subsidiary Spectrum Brands, Inc. (“Spectrum Brands”) will sell U.S. $250 million aggregate principal amount of 6.125% Senior Notes due 2024 (the “Notes”) at a price of 100.00% of the par value. The Notes will be guaranteed by Spectrum Brands’ direct parent company, SB/RH Holdings, LLC, as well as by existing and future domestic subsidiaries.

Spectrum Brands intends to use the net proceeds from the offering of the Notes, together with the net proceeds from its previously announced New Term Loan Facility, to repay certain amounts drawn under its revolving credit facility, to fund a planned acquisition and for general corporate purposes, which may include, among other things, working capital needs, the refinancing of existing indebtedness, the expansion of its business and possible future acquisitions.

The Notes will be offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. buyers in accordance with Regulation S under the Securities Act.

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities.

The Notes have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

About Spectrum Brands Holdings, Inc. and Spectrum Brands, Inc.

Spectrum Brands Holdings, a member of the Russell 2000 Index, is a global and diversified consumer products company and a leading supplier of consumer batteries, residential locksets, residential builders’ hardware, faucets, shaving and grooming products, personal care products, small household appliances, specialty pet supplies, lawn and garden and home pest control products, and personal insect and animal repellents. Helping to meet the needs of consumers worldwide, our Company offers a broad portfolio of market-leading, well-known and widely trusted brands including Rayovac®, Kwikset®, Weiser®, Baldwin®, National Hardware®, Pfister™, Remington®, VARTA®, George Foreman®, Black & Decker®, Farberware®, Tetra®, Marineland®, Nature’s Miracle®, Dingo®, 8-in-1®, FURminator®, Littermaid®, Spectracide®, Cutter®, Repel®, Hot Shot®, Black Flag® and Liquid Fence®. Spectrum Brands’ products are sold by the world’s top 25 retailers and are available in more than one million stores in approximately 160 countries. Spectrum Brands Holdings generated net sales of approximately $4.4 billion in fiscal 2014.

Forward-Looking Statements

Certain matters discussed in this news release and other oral and written statements by representatives of the Company regarding matters such as the Company’s expectations regarding the offering of the Notes may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these statements by using words like “future,” “anticipate”, “intend,” “plan,” “estimate,” “believe,” “expect,” “project,” “forecast,” “could,” “would,” “should,” “will,” “may,” and similar expressions of future intent or the negative of such terms. These statements are subject to market conditions and a number of other risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially as a result of (1) the impact of our indebtedness on our business, financial condition and results of operations; (2) the impact of restrictions in our debt instruments on our ability to operate our business, finance our capital needs or pursue or expand business strategies; (3) any failure to comply with financial covenants and other provisions and restrictions of our debt instruments; (4) the impact of expenses resulting from the implementation of new business strategies, divestitures or current and proposed restructuring activities; (5) our inability to successfully integrate and operate new acquisitions, including, but not limited to, the Tell Acquisition and the Pet Care Europe Acquisition, at the level of financial performance anticipated; (6) the unanticipated loss of key members of senior management; (7) the impact of fluctuations in commodity prices, costs or availability of raw materials or terms and conditions available from suppliers, including suppliers’ willingness to advance credit; (8) interest rate and exchange rate fluctuations; (9) the loss of, or a significant reduction in, sales to any significant retail customer(s); (10) competitive promotional activity or spending by competitors or price reductions by competitors; (11) the introduction of new product features or technological developments by competitors and/or the development of new competitors or competitive brands; (12) the effects of general economic conditions, including inflation, recession or fears of a recession, depression or fears of a depression, labor costs and stock market volatility or changes in trade, monetary or fiscal policies in the countries where we do business; (13) changes in consumer spending preferences and demand for our products; (14) our ability to develop and successfully introduce new products, protect our intellectual property and avoid infringing the intellectual property of third parties; (15) our ability to successfully implement, achieve and sustain manufacturing and distribution cost efficiencies and improvements, and fully realize anticipated cost savings; (16) the cost and effect of unanticipated legal, tax or regulatory proceedings or new laws or regulations (including environmental, public health and consumer protection regulations); (17) public perception regarding the safety of our products, including the potential for environmental liabilities, product liability claims, litigation and other claims; (18) the impact of pending or threatened litigation; (19) changes in accounting policies applicable to our business; (20) government regulations; (21) the seasonal nature of sales of certain of our products; (22) the effects of climate change and unusual weather activity; (23) the effects of political or economic conditions, terrorist attacks, acts of war or other unrest in international markets; and (24) various other risks and uncertainties, including those discussed herein and those set forth in SB/RH Holdings’ securities filings, including the most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other securities filings.

Spectrum Brands Holdings, Inc. also cautions the reader that its estimates of trends, market share, retail consumption of its products and reasons for changes in such consumption are based solely on limited data available to Spectrum Brands Holdings and management’s reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market. Spectrum Brands Holdings also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. Spectrum Brands Holdings undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

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